Certified
Public
Accountants

Rothstein, Kass & Company, P.C.
4 Becker Farm Road
Roseland, NJ 07068
tel 973.994.6666
fax 973.994.0337
www.rkco.com

Beverly Hills
Dallas
Denver
Grand Cayman
New York
Roseland
San Francisco
Walnut Creek

Rothstein Kass

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Registration Statement on Form S-1, of our report dated July 10, 2007 relating to the financial statements of China Resources Ltd., and to the reference to our Firm under the caption "Experts" in the Prospectus.

Rothstein, Kass & Company, P.C.

Roseland, New Jersey
September 6, 2007